Exhibit 99.1

SDCL EDGE Acquisition Corporation Announces Shareholder Approval of Extension of Deadline
to Complete Business Combination

NEW YORK, NY, October 31, 2023 – SDCL EDGE Acquisition Corporation (the “Company”) announced today that at a special meeting of the shareholders of the Company held on October 30, 2023, the shareholders have approved the proposal to extend the date by which the Company must (1) consummate an initial business combination or (2) (i) cease its operations except for the purpose of winding up if it fails to complete such initial business combination and (ii) redeem all of the Class A ordinary shares, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) included as part of the units sold in the Company’s initial public offering that was consummated on November 2, 2021 (the “IPO”), from November 2, 2023 to March 2, 2024 (the “Extended Date”) and to allow the board of directors of the Company, without another shareholder vote, to elect to further extend the date to consummate an initial business combination after the Extended Date up to four times, by an additional month each time, upon two days’ advance notice prior to the applicable deadline, up to July 2, 2024 (together with the Extended Date the “Extension”, and such proposal the “Extension Proposal”).

Approximately 96.8% of the votes cast on the Extension Proposal by holders of the Company’s ordinary shares, total votes cast representing approximately 68.7% of the Company’s ordinary shares issued and outstanding, voted to approve the Extension Proposal.

The Company is also pleased to announce that following the Extension, the Company has maintained 65.9% of the capital in its trust account, with 13,177,933 Class A Ordinary Shares remaining in float. Market averages for redemptions post extension are around 75%, and the Company’s lower redemptions represent a standout case in the market.

The purpose of the Extension is to allow the Company more time to complete an initial business combination. The Company, as previously announced, has entered into a non-binding letter of intent with Magnet Joint Venture GmbH (“JV GmbH”), KME SE (“KME”) and The Paragon Fund III GmbH & Co. geschlossene Investment KG (“Paragon”), for a proposed business combination (the “Business Combination”) relating to Cunova GmbH, a wholly-owned subsidiary of JV GmbH (“Cunova”), and certain assets of KME comprising KME’s Aerospace Business (“KME Aerospace” and, together with Cunova, the “Target”). Under the terms of the LOI, KME is expected to hold a majority stake in the post-Business Combination entity whose share capital is expected to be listed on the New York Stock Exchange. The Company anticipates announcing additional details at the time of execution of the definitive agreements (“Definitive Agreements”) for the Business Combination.

The completion of the Business Combination is subject to, among other things, the completion of due diligence, the negotiation of the Definitive Agreements, satisfaction of the conditions negotiated therein, approval of the transaction by the board and shareholders of both the Company and Target, as well as regulatory approvals and other customary conditions. There can be no assurance that Definitive Agreements will be entered into or that the Business Combination will be consummated on the terms or timeframe currently contemplated, or at all.

About SDCL EDGE Acquisition Corporation

SDCL EDGE Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on opportunities created by the rapid shift towards energy efficient and decentralized energy solutions for a lower carbon economy and, in particular, for the built environment and transport sectors.

About Cunova and KME Aerospace

Cunova and KME Aerospace are two specialty metals businesses, producing critical components for the processes of offtakers in the industrials and maritime, and aerospace sectors, respectively. Cunova is a wholly-owned subsidiary of JV GmbH and KME Aerospace is entirely owned by KME. For KME Aerospace, the LOI contemplates that the same will be transferred to Cunova or an affiliate of the post-Business Combination entity prior to the consummation of the Business Combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s filings with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Ned Davis

Chief Financial Officer, SDCL EDGE Acquisition Corporation

Telephone: (212) 488-5509

Email: ned.davis@sdclgroup.com

Francesca Lorenzini

Investor Relations Director, SDCL EDGE Acquisition Corporation

(512) 632-0292

Francesca.lorenzini@sdclgroup.com

Kelly McAndrew

Financial Profiles, Inc.

310-622-8239

kmcandrew@finprofiles.com